Exhibit 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-145668), Form S-8 (No. 333-51494), and Form S-8 (No. 333-143770) of Leucadia National Corporation of our report dated February 27, 2009, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
February 27, 2009